Exhibit 2.1

DELMAR BANCORP

ARTICLES OF INCORPORATION

FIRST: THE UNDERSIGNED, Jay A. Radov, whose address is 1100 Charles Center South, 36 South Charles Street, Baltimore, Maryland 21201, being at least 18 years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

SECOND: The name of the corporation (which is hereinafter called the “Corporation”) is:

DELMAR BANCORP

THIRD: The purposes for which, and any of which, the Corporation is formed and the business and objects to be carried on and promoted by it are:

(1)                     To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any and all securities, as such term is hereinafter defined, issued or created by any corporation, firm, organization, association or other entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, dependency or possession thereof, or of any foreign country or of any political subdivision or territory thereof, or issued or created by the United States of America or any state or commonwealth thereof or any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

The term “securities” as used in this Article shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of certificates of indebtedness, certificates of interest or in any profit-sharing agreement, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional undivided interests in oil, gas, or other mineral rights, or, in general, any interests or instruments commonly known as “securities”, or any and all certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warrants or rights to subscribe to or purchase, any of the foregoing.

(2)                     To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

FOURTH: The present address of the principal office of the Corporation in this State is 12 State Street, Delmar, Maryland 21875.

FIFTH: The name and address of the resident agent of the Corporation in this State are Wade H. Insley, III, 12 State Street, Delmar, Maryland 21875. Said resident agent is a citizen of the State of Maryland who resides there.

SIXTH: The total number of shares of stock of all classes which the Corporation has authority to issue is 10.000,000 shares of Common Stock, par value $.01 per share, amounting in aggregate par value to $100,000.

SEVENTH: The number of directors of the Corporation shall be 12, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force.

Newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by a majority vote of the stockholders or the directors then in office. A director so chosen by the stockholders shall hold office for the balance of the term then remaining. A director so chosen by the remaining directors shall hold office until the next annual meeting of stockholders, at which time the stockholders shall elect a director to hold office for the balance of the term then remaining. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 80% of the aggregate number of votes entitled to be cast in the election for directors.

The following persons shall serve as directors until the 1989 annual meeting of stockholders:

Jean S. Beach

Robert P. Binebrink

Robert L. Conaway

Wade H. Insley, III

The following persons shall serve as directors until the 1990 annual meeting of stockholders:

Roy V. Jones

Edward J. Kremer

Robert M. Lawrence

Norris L. Niblett

The following persons shall serve as directors until the 1991 annual meeting of stockholders:

William M. Short, Jr.

G. Holland Twilley

J. Phillips Wright, Jr.

Francis M. Young

At each annual meeting of stockholders beginning in 1989, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of three years.

EIGHTH: The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

(1)                       The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

(2)                       No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to, the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

(3)                       The Board of Directors shall have power from time to time and in its sole discretion to determine in accordance with sound accounting practice, what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or to determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

(4)                       A contract or other transaction between the Corporation and any of its directors or between the Corporation and any other corporation, firm or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely because of any one or more of the following: the common directorship or interest; the presence of the director at the meeting of the Board of Directors which authorizes, approves or ratifies the contract or transaction; or the counting of the vote of the director for the authorization, approval or ratification of the contract or transaction. This Section (4) applies if:

(a) the fact of the common directorship or interest is disclosed or known to: the Board of Directors and the Board authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm, or other entity; or

(b) the contract or transaction is fair and reasonable to the Corporation.

Common or interested directors or the stock owned by them or by an interested corporation, firm, or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved or ratified. If a contract or transaction is not authorized, approved or ratified in one of the ways provided for in clause (a) of the second sentence of this Section (4), the person asserting the validity of the contract or transaction bears the burden of proving that the contract or transaction was fair and reasonable to the Corporation at the time it was authorized, approved, or ratified. The procedures in this Section (4) do not apply to the fixing by the Board of Directors of reasonable compensation for a director, whether as a director or in any other capacity.

(5)                       The Corporation shall indemnify (a) its directors to the full extent provided by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

(6)                       The Board of Directors shall, in connection with the exercise of its business judgment involving any actual or proposed transaction which would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market, or otherwise, tender offer, merger, consolidation, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise), in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to its stockholders, give due consideration to all relevant factors, including, but not limited to (a) the economic effect, both immediate and long-term, upon the Corporation’s stockholders, including stockholders, if any, not to participate in the transaction; (b) the social and economic effect on the employees, depositors and customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (c) whether the proposal is acceptable based on the historical and current operating results or financial condition of the Corporation; (d) whether a more favorable price could be obtained for the Corporation’s stock or other securities in the future; (e) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (f) the future value of the stock or any other securities of the Corporation; and (g) any antitrust or other legal and regulatory issues that are raised by the proposal. If the Board of Directors determines that any actual or proposed transaction which would or may involve a change in control of the Corporation should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following: advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; selling or otherwise issuing authorized but unissued stock, other securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity.

(7)                       The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms of contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise; but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting; provided, however, that any amendment to, repeal of, or adoption of any provision inconsistent with Article SEVENTH shall have been authorized by not less than 80% of the aggregate votes entitled to be cast thereon, by vote at a meeting or in writing with or without a meeting.

The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

NINTH: The duration of the Corporation shall be perpetual.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on January 6, 1988.

Witness:

/s/ Jay Radov
Jay A. Radov

DELMAR BANCORP

CERTIFICATE OF CORRECTION

THE UNDERSIGNED, Jay A. Radov, incorporator of Delmar Bancorp, hereby sets forth the following information to correct the address of the resident agent of the Corporation:

1.                                      The title of the document being corrected is Articles of Incorporation of Delmar Bancorp.

2.                                      The name of each party to the document being corrected is Delmar Bancorp.

3.                                      The date that the document being corrected was filed is January 6, 1988.

4a.                               The provision in the document as previously filed read as follows:

FIFTH: The name and address of the resident agent of the Corporation in this State are Wade H. Insley, III, 12 State Street, Delmar, Maryland 21875. Said resident agent is a citizen of the State of Maryland who resides there.

4b.                               The provision in the document as corrected is:

FIFTH: The name and address of the resident agent of the Corporation in this State are Wade H. Insley, III, Cullen, Clark, Insley & Hanson, 132 East Main Street, Salisbury, Maryland 21801. Said resident agent is a citizen of the State of Maryland who resides there.

5.                                      The execution of the Articles of Incorporation was not defective.

IN WITNESS WHEREOF, I have signed this Certificate of Correction, acknowledging the same to be my act, on January 6, 1988.

WITNESS:

/s/ Jay A. Radov
Jay A. Radov

ARTICLES OF AMENDMENT

DELMAR BANCORP, a Maryland corporation, having its principal office in Wicomico County, Maryland (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:                                The Charter of the Corporation is hereby amended as follows:

Article SIXTH of the Charter is amended in its entirety to read as follows:

SIXTH:                             (a) The total number of shares of stock of all classes which the Corporation has authority to issue is 10,000,000 shares of capital stock, par value $.01 per share, amounting in aggregate par value to $100,000. All of such shares are initially classified as “Common Stock”. The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions and dividends, qualifications or terms or conditions of redemption of such shares of stock.

(b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions and dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

(1) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

(2) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, distributions and dividends, including dividends payable in shares of one class of the Corporation’s stock to the holders of shares of another class of stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

(3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

(c) Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

(1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this Paragraph.

(2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, distributions and dividends shall be payable on shares of such class or series, whether any such distributions and dividends shall rank senior or junior to or on a parity with the distributions and dividends payable on any other class or series of stock, and the status of any such distributions and dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating; provided, however, that the Corporation’s indebtedness to a stockholder incurred by reason of a distribution shall be on a parity with the Corporation’s indebtedness to its general unsecured creditors, except to the extent subordinated by agreement.

(3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

(4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

(5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account’ in respect thereof and, if so, the terms thereof.

(6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

(7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Paragraph, and, if so, the terms and conditions thereof.

(8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the charter of the Corporation.

(d) For the purposes hereof and of any articles supplementary to the charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

(1) prior to another class or series either as to distributions or dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of distributions or dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

(2) on a parity with another class or series either as to distribution or dividends or upon liquidation, whether or not the rates, payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of distributions, dividends or amounts distributable upon liquidation, dissolution or winding up,’ as the case may be, in proportion to their respective rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

(3) junior to another class or series either as to distributions and dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of distributions and, dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

SECOND:                                         The amendment does not increase the authorized stock of the Corporation.

THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

IN WITNESS WHEREOF, Delmar Bancorp has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on May 25, 1989.

WITNESS;	DELMAR BANCORP

/s/ Jean S. Beach	/s/ Roy V,. Jones
Jean S. Beach	Roy V. Jones
Secretary	President

THE UNDERSIGNED, President of Delmar Bancorp, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information/and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Roy V. Jones
Roy V. Jones
President

DELMAR BANCORP

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

Delmar Bancorp, a Maryland corporation (the “Corporation”) having its principal office in Salisbury, Maryland, hereby certifies to the Department of Assessments and Taxation that:

FIRST: Article SIXTH of the Articles of Incorporation of the Corporation is hereby amended hereby to add a new paragraph at the end, reading in its entirety as follows:

“Without regard to any other provision of these Articles of Incorporation, each one (1) share of common stock issued and outstanding Immediately prior to the time this amendment becomes effective shall be, and is hereby, automatically and without further action, combined, reclassified and changed into one three hundredth (1/300) of a fully-paid and nonassessable share of common stock, provided that no fractional shares shall be issued or issuable to any holder of record of an aggregate of fewer than 300 shares of common stock immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares, the corporation shall pay in cash the fair value of such fractional shares, at the rate of $35.75 per pre-effectiveness share.”

SECOND: The foregoing amendment was advised by a majority of the entire Board of Directors of the Corporation and approved by the affirmative vote of in excess of a majority of the votes entitled to be cast by the stockholders, in accordance with the provisions of the Maryland General Corporation Law and the Articles of Incorporation of the Corporation.

THIRD: The foregoing amendment shall be effective as of 5:00P.M. on May 17, 2006, or if later, the time these Articles are accepted for record by the State Department of Assessments and Taxation.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its corporate name and on its behalf by its President and its corporate seal to be hereunto affixed by its Secretary, and each officer signing this document acknowledges it to be the corporate act of the Corporation and that, to the best of his or her knowledge, information and belief, all matters and facts set forth herein with respect to the authorization and approval of the foregoing Articles are true in all material respect and that this verification is made under penalties of perjury.

DELMAR BANCORP

/s/ Kimberly T. Thomas	/s/ Edward M. Thomas
Kimberly T. Thomas, Secretary	Edward M. Thomas, President

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DELMAR BANCORP

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

Delmar Bancorp, a Maryland corporation, (the “Corporation”) having its principal office in Salisbury, Maryland, hereby certifies to the Department of Assessments and Taxation that:

FIRST:                                                        Article SIXTH of the Articles of Incorporation of the Corporation is hereby amended hereby to delete in its entirety the last paragraph thereof; reading in its entirety as follows:

“Without regard to any other provision of these Articles of Incorporation, each one (1) share of common stock issued and outstanding immediately prior to the time this amendment becomes effective shall be, and is hereby, automatically and without further action, combined, reclassified and changed into one three hundredth (1/300) of a fully-paid and nonassessable share of common stock, provided that no fractional shares shall be issued or Issuable to any holder of record of an aggregate of fewer than 300 shares of common stock immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares, the corporation shall pay in cash the fair value of such fractional shares, at the rate of $35.75 per pre-effectiveness share.”

SECOND:                                         Article SIXTH of the Articles of Incorporation of the Corporation is hereby amended hereby to add a new paragraph at the end, reading in its entirety as follows:

“Without regard to any other provision of these Articles of Incorporation, each one (1) share of common stock issued and outstanding immediately prior to the time this amendment becomes effective, including any fractional share held by any shareholder of record who holds in excess of one whole share shall be, and is hereby, automatically and without further action reclassified, divided and changed into 300 fully-paid and nonassessable shares of common stock (or, with respect to fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such 300 for one ratio), provided that no fractional shares shall be issued.”

THIRD:                                                   The foregoing amendments were advised by a majority of the entire Board of Directors of the Corporation and approved by the affirmative vote of in excess of a majority of the votes entitled to be cast by the stockholders, in accordance with the provisions of the Maryland General Corporation Law and the Articles of Incorporation of the Corporation.

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FOURTH:                                        The foregoing amendments shall be effective as of 5:01 P.M. on May 17, 2006, or if later, the time these Articles are accepted for record by the State Department of Assessments and Taxation.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its corporate name and on its behalf by its President and, its corporate seal to be hereunto affixed by its Secretary, and each officer signing this document acknowledges it to be the corporate act of the Corporation and that, to the best of his or her knowledge, information and belief, all matters and facts set forth herein with respect to the authorization and approval of the foregoing Articles are true in all material respects and that this verification is made under penalties of perjury.

DELMAR BANCORP

/s/ Kimberly T. Thomas	/s/ Edward M. Thomas
Kimberly T. Thomas, Secretary	Edward M. Thomas, President

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